UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 1, 2022 (July 26, 2022)
Amalgamated Financial Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-40136	85-2757101
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
275 Seventh Avenue, New York, New York 10001
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (212) 895-8988
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AMAL	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Offices.

Effective June 26, 2022, the Compensation Committee of the Board of Directors of Amalgamated Financial Corp. (the “Corporation”) and of its wholly-owned subsidiary Amalgamated Bank (the “Bank”) approved a Severance Policy for Employees Not Covered by a Collective Bargaining Agreement, applicable to Bank employees (the “Severance Policy”).

Pursuant to the Severance Policy, if a Bank employee is not covered by a collective bargaining agreement, and their employment is terminated by the Bank without “Cause,” as defined in the Severance Policy, the employee will be entitled to receive certain severance benefits subject to the execution of a valid release agreement. These benefits include:

•a lump sum payment equal to one week of base pay (determined as of termination) for each full year of service to a maximum of 26 weeks; Senior Vice Presidents and above will receive a minimum of 12 weeks of severance pay; all other employees will receive a minimum of 5 weeks of severance pay; and
•for employees who are eligible for COBRA coverage, company paid COBRA for a length of time equal to the number of weeks of severance pay rounded up to the next highest number of full months; employees with 12 or more years of service as of December 31, 2011 will receive up to 6 months of Bank paid COBRA coverage.

All currently active NEOs, in their capacity as Senior Vice Presidents and above for the Bank, would be eligible to receive benefits under the Severance Policy except for CEO Priscilla Sims Brown. Assuming termination without Cause as of the filing date for this Current Report, SVP and CFO Jason Darby would receive $96,923.08; and EVP and Director of Commercial Banking Sam Brown would receive $81,230.77. Any employee who is party to an employment or other agreement with the Bank that provides for severance payments shall not be eligible to receive severance benefits under this Severance Policy, including Ms. Sims Brown. In addition, no management employee whose termination entitles the management employee to benefits under the Bank’s Change in Control Plan shall be eligible to receive severance benefits under this Severance Policy.

A copy of the Severance Policy is filed with this Current Report on Form 8-K as Exhibit 10.1, and is incorporated herein by reference. The foregoing description of the Severance Policy is qualified in its entirety by reference to the full text of the Policy filed with this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits The following exhibit index lists the exhibits that are either filed or furnished with this Current Report on Form 8-K:

EXHIBIT INDEX

Exhibit No.	Description
10.1	Severance Policy for Employees Not Covered by a Collective Bargaining Agreement, Effective July 26, 2022.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMALGAMATED FINANCIAL CORP.

	By:	/s/ Priscilla Sims Brown
	Name:	Priscilla Sims Brown
	Title:	Chief Executive Officer

Date: August 1, 2022

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